Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "ENCORE CLEAN ENERGY, INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE THIRTEENTH DAY OF MAY, A.D. 2002, AT 9 O'CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE THIRTEENTH DAY OF MAY, A.D. 2002, AT 9:01 O'CLOCK A.M.

CERTIFICATE OF OWNERSHIP, CHANGING ITS NAME FROM "FORGE, INC." TO "ENCORE CLEAN ENERGY, INC.", FILED THE FIRST DAY OF DECEMBER, A.D. 2003, AT 3:35 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3524165 8100H

030781585

AUTHENTICATION: 2790251

DATE: 12-05-03

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:35 PM 12/01/2003
FILED 03:35 PM 12/01/2003
SRV 030766653 - 3524165 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING CRYOTHERM, INC. INTO

FORGE, INC.

(Pursuant to Section 253 of the General Corporation Law of the State of Delaware)

Forge, Inc. (the "Corporation"), a corporation organized and existing under the laws of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Corporation was incorporated on the 13th day of May, 2002, pursuant to the General Corporation Law of the State of Delaware (the "GCL").

SECOND: That the Corporation owns all of the outstanding shares of the stock of Cryotherm, Inc. ("Sub"), a corporation incorporated on the 8th day of January, 2002, pursuant to the GCL.

THIRD: That the resolutions of the Board of Directors of the Corporation approving the terms and conditions of the merger of Sub into the Corporation were adopted by unanimous written consent of its members in accordance with Section 253(a) of the GCL, and a complete and correct copy of such resolutions is attached hereto as Exhibit A and made a part hereof.

FOURTH: That this Certificate of Ownership and Merger shall be effective upon the date of filing with the Secretary of State of Delaware.

FIFTH: That the Corporation change its corporate name by changing Article 1. of the Certificate of Incorporation of the Corporation to read as follows:

Article 1. The name of the corporation is Encore Clean Energy, Inc.

IN WITNESS WHEREOF, Forge, Inc. has caused this Certificate to be signed by Donald James MacKenzie, its President, this 1st day of December, 2003.

FORGE, INC.

By

Name: Donald James MacKenzie
Title: President

Exhibit A

WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE DIRECTORS OF

FORGE, INC

A DELAWARE CORPORATION

The undersigned, being all of the duly appointed and acting members of the Board of Directors of Forge, Inc., a Delaware corporation (the "Corporation"), do hereby consent to the adoption of, and do hereby adopt, the following resolutions with the same force and effect as if adopted at a meeting of the Board of Directors duly called and held, pursuant Section 141(f) of the Delaware General Corporate Law (the "DGCL") and pursuant to the bylaws of the Corporation.

MERGER OF CRYOTHERM, INC. INTO THE CORPORATION PURSUANT TO SECTION 253 OF THE DGCL

WHEREAS,

A. The Corporation is the owner of all of the issued and outstanding shares of Cryotherm Inc., a Delaware corporation ("Cryotherm")

B. The board of directors of the Corporation considers it in the best interests of the Corporation for Cryotherm to be merged into the Corporation in accordance with Section 253 of the Delaware General Corporation Law (the "Merger")

C. The board of directors of the Corporation considers it in the best interests of the Corporation that the Certificate of Incorporation of the Corporation be amended upon effectiveness of the Merger to change the name of the Corporation to "Encore Clean Energy Inc." in accordance with Section 253(b) of the Delaware General Corporation Law.

RESOLVED THAT:

1. Cryotherm, as the wholly owned subsidiary of the Corporation, be merged into the Corporation with the Corporation as the surviving corporation in accordance with Section 253 of the Delaware General Corporation Law.

2. The Certificate of Incorporation of the Corporation be amended upon effectiveness of the Merger to change the name of the Corporation to "Encore Clean Energy Inc." in accordance with Section 253(b) of the Delaware General Corporation Law.

3. The Corporation file a certificate of ownership and merger with the Delaware Secretary of State in accordance with Section 253 of the Delaware General Corporation Law in order to give effect to the Merger.

4. The President or any one director of the Corporation is hereby authorized to do such further acts as may be required to give effect to the Merger, including the execution and filing of the Certificate of Ownership and Merger with the Delaware Secretary of State in accordance with Section 103 of the Delaware General Corporation Law.

The undersigned, being all the directors of Forge, Inc, have executed these resolutions by written consent effective as of the 29th day of October, 2003.

DANIEL HUNTER

DONALD JAMES MACKENZIE

LAWRENCE SHULTZ

JAMES GAYLE

[illegible]

Exhibit A

WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE DIRECTORS OF

FORGE, INC

A DELAWARE CORPORATION

The undersigned, being all of the duly appointed and acting members of the Board of Directors of Forge, Inc., a Delaware corporation (the "Corporation"), do hereby consent to the adoption of, and do hereby adopt, the following resolutions with the same force and effect as if adopted at a meeting of the Board of Directors duly called and held, pursuant Section 141(f) of the Delaware General Corporate Law (the "DGCL") and pursuant to the bylaws of the Corporation.

MERGER OF CRYOTHERM, INC. INTO THE CORPORATION PURSUANT TO SECTION 253 OF THE DGCL

WHEREAS

A. The Corporation is the owner of all of the issued and outstanding shares of Cryotherm, Inc., a Delaware corporation ("Cryotherm").

B. The board of directors of the Corporation considers it in the best interests of the Corporation for Cryotherm to be merged into the Corporation in accordance with Section 253 of the Delaware General Corporation Law (the "Merger").

C. The board of directors of the Corporation considers it in the best interests of the Corporation that the Certificate of Incorporation of the Corporation be amended upon effectiveness of the Merger to change the name of the Corporation to "Encore Clean Energy Inc." in accordance with Section 253(b) of the Delaware General Corporation Law.

RESOLVED THAT:

1. Cryotherm, as the wholly owned subsidiary of the Corporation, be merged into the Corporation with the Corporation as the surviving corporation in accordance with Section 253 of the Delaware General Corporation Law.

2. The Certificate of Incorporation of the Corporation be amended upon effectiveness of the Merger to change the name of the Corporation to "Encore Clean Energy Inc." in accordance with Section 253(b) of the Delaware General Corporation Law.

   The Corporation file a certificate of ownership and merger with the Delaware Secretary of State in accordance with Section 252 of the Delaware General Corporation Law in order to give effect to the Merger.

   The President or any one director of the Corporation is hereby authorized to do such further acts as may be required to give effect to the Merger, including the execution and filing of the Certificate of Ownership and Merger with the Delaware Secretary of State in accordance with Section 103 of the Delaware General Corporation Law.

The undersigned, being all the directors of Forge, Inc. have executed these resolutions by written consent effective as of the 29th day of October, 2003.

DANIEL HUNTER

DONALD JAMES MACKENZIE

LAWRENCE SHULZ

JAMES GAYLE

Exhibit A

WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE DIRECTORS OF

FORGE, INC

A DELAWARE CORPORATION

The undersigned, being all of the duly appointed and acting members of the Board of Directors of Forge, Inc., a Delaware corporation (the "Corporation"), do hereby consent to the adoption of, and do hereby adopt, the following resolutions with the same force and effect as if adopted at a meeting of the Board of Directors duly called and held, pursuant Section 141(f) of the Delaware General Corporate Law (the "DGCL") and pursuant to the bylaws of the Corporation.

MERGER OF CRYOTHERM, INC. INTO THE CORPORATION PURSUANT TO SECTION 253 OF THE DGCL

WHEREAS:

A. The Corporation is the owner of all of the issued and outstanding shares of Cryotherm Inc., a Delaware corporation ("Cryotherm").

B. The board of directors of the Corporation considers it in the best interests of the Corporation for Cryotherm to be merged into the Corporation in accordance with Section 253 of the Delaware General Corporation Law (the "Merger").

C. The board of directors of the Corporation considers it in the best interests of the Corporation that the Certificate of Incorporation of the Corporation be amended upon effectiveness of the Merger to change the name of the Corporation to "Encore Clean Energy Inc." in accordance with Section 253(b) of the Delaware General Corporation Law.

RESOLVED THAT:

1. Cryotherm, as the wholly owned subsidiary of the Corporation, be merged into the Corporation with the Corporation as the surviving corporation in accordance with Section 253 of the Delaware General Corporation Law.

2. The Certificate of Incorporation of the Corporation be amended upon effectiveness of the Merger to change the name of the Corporation to "Encore Clean Energy Inc." in accordance with Section 253(b) of the Delaware General Corporation Law.

3. The Corporation file a certificate of ownership and merger with the Delaware Secretary of State in accordance with Section 253 of the Delaware General Corporation Law in order to give effect to the Merger.

4. The President or any one director of the Corporation is hereby authorized to do such further acts as may be required to give effect to the Merger, including the execution and filing of the Certificate of Ownership and Merger with the Delaware Secretary of State in accordance with Section 103 of the Delaware General Corporation Law.

The undersigned, being all the directors of Forge, Inc, have executed these resolutions by written consent effective as of the 29th day of October, 2003.

DANIEL HUNTER	DONALD JAMES MACKENZIE
LAWRENCE SHULTZ	JAMES GAYLE

Exhibit A

WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE DIRECTORS OF

FORGE, INC

A DELAWARE CORPORATION

The undersigned, being all of the duly appointed and acting members of the Board of Directors of Forge, Inc., a Delaware corporation (the "Corporation"), do hereby consent to the adoption of, and do hereby adopt, the following resolutions with the same force and effect as if adopted at a meeting of the Board of Directors duly called and held, pursuant Section 141(f) of the Delaware General Corporation Law (the "DGCL") and pursuant to the bylaws of the Corporation.

MERGER OF CRYOTHERM, INC. INTO THE CORPORATION PURSUANT TO SECTION 253 OF THE DGCL

WHEREAS:

A. The Corporation is the owner of all of the issued and outstanding shares of Cryotherm, Inc., a Delaware corporation ("Cryotherm")

B. The board of directors of the Corporation considers it in the best interests of the Corporation for Cryotherm to be merged into the Corporation in accordance with Section 253 of the Delaware General Corporation Law (the "Merger").

C. The board of directors of the Corporation considers it in the best interests of the Corporation that the Certificate of Incorporation of the Corporation be amended upon effectiveness of the Merger to change the name of the Corporation to "Encore Clean Energy Inc." in accordance with Section 253(b) of the Delaware General Corporation Law

RESOLVED THAT:

1. Cryotherm, as the wholly owned subsidiary of the Corporation, be merged into the Corporation with the Corporation as the surviving corporation in accordance with Section 253 of the Delaware General Corporation Law

2. The Certificate of Incorporation of the Corporation be amended upon effectiveness of the Merger to change the name of the Corporation to "Encore Clean Energy Inc." in accordance with Section 253(b) of the Delaware General Corporation Law.

3. The Corporation file a certificate of ownership and merger with the Delaware Secretary of State in accordance with Section 253 of the Delaware General Corporation Law in order to give effect to the Merger

4. The President or any one director of the Corporation is hereby authorized to do such further acts as may be required to give effect to the Merger, including the execution and filing of the Certificate of Ownership and Merger with the Delaware Secretary of State in accordance with Section 103 of the Delaware General Corporation Law.

The undersigned, being all the directors of Forge, Inc, have executed these resolutions by written consent effective as of the 29th day of October, 200[illegible].

DANIEL HUNTER

DONALD JAMES MACKENZIE

LAWRENCE SHULTZ

JAMES GAYLE

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:01 AM 05/13/2002
020301683 – 3524165

CERTIFICATE OF MERGER

MERGING

EMAILTHATPAYS.COM, INC.
(a Florida corporation)

WITH AND INTO

FORGE, INC.
(a Delaware corporation)

Pursuant to Section 252 of the Delaware General Corporation Law, the undersigned corporations hereby execute the following Certificate of Merger:

FIRST: That emailthatpays.com, Inc. ("email") was incorporated on March 15, 1995, pursuant to the Florida Business Corporation Act, the provisions of which permit the merger of a corporation of another state and a corporation organized and existing under the laws of said state.

SECOND: That Forge, Inc. ("Forge") was incorporated on May 13, 2002, pursuant to the General Corporation Laws of the State of Delaware.

THIRD: An Agreement and Plan of Merger between the email and Forge has been approved, adopted, certified, executed and acknowledged by email and Forge in accordance with the laws of their respective states of incorporation.

FOURTH: The name of the surviving corporation of the merger is: Forge, Inc.

FIFTH: The Certificate of Incorporation of Forge, Inc., a Delaware corporation, shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation.

SIXTH: A copy of the Agreement and Plan of Merger is on file at the offices of the surviving corporation, the address of which is provided below, and a copy of the Agreement and Plan of Merger will be furnished, upon request and without any cost, to any shareholder of the constituent corporations.

428 West Sixth Avenue
Vancouver, British Colombia
V5Y 1L2
Canada

SEVENTH: Anything herein or elsewhere to the contrary notwithstanding this merger may be terminated or abandoned by the parties at any time prior to the time that this merger is filed with the Secretary of State and becomes effective.

EIGHTH: The authorized capital of email is One Hundred Million (100,000,000) shares of common stock, $0.005 par value and Two Million (2,000,000) shares of preferred stock, $0.01 par value. The authorized capital of Forge is Eighteen million (18,000,000) shares of common stock, $0.001 par value and Two Million (2,000,000) shares of preferred stock, $0.001 par value.

NINTH: This Certificate of Merger shall be effective upon the date of filing with the Secretary of State of Delaware or upon the date of filing of the Articles of Merger with the Secretary of State of the State of Florida, whichever is later.

IN WITNESS WHEREOF, email and Forge have caused this Certificate of Merger to be signed as of this 13th day of May, 2002.

EMAILTHATPAYS.COM, INC.

By: ______________________
Daniel Hunter, Chief Executive Officer

FORGE, INC.

By: ______________________
Daniel Hunter, Chief Executive Officer

CERTIFICATE OF INCORPORATION

OF

FORGE, INC.

a Delaware stock corporation

ARTICLE I. NAME

The name of the corporation is Forge, Inc. (the *"Corporation"*).

ARTICLE II. REGISTERED OFFICE AND REGISTERED AGENT

The address of its registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, and State of Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE III. PURPOSES

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV. STOCK

4.1 Authorized Shares

The Corporation is authorized to issue an aggregate of Twenty Million (20,000,000) shares of capital stock (the *"Authorized Shares"*), with each share having a par value of $0.001. The capital stock shall consist of two classes of shares to be designated, respectively, *"Common Stock"* and *"Preferred Stock."* The total number of shares of Common Stock that the Corporation shall have authority to issue is Eighteen Million (18,000,000). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Two Million (2,000,000).

4.2 Common Stock

Subject to any preferential rights granted for any series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends, out of the funds of the Corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors. The holders of shares of the Common Stock shall not be entitled to receive dividends thereon other than the dividends referred to in this section. The holders of shares of the Common Stock, on the basis of one vote per share, shall have the right to vote for the election of members of the Board of

Directors and the right to vote on all other matters, except those matters on which a separate class of the stockholders of the Corporation vote by class or series to the exclusion of the shares of the Common Stock.

4.3 Preferred Stock

The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

(a) The number of shares of such series;

(b) The designation of such series;

(c) The dividends of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock and whether such dividends shall be cumulative or noncumulative;

(d) Whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices, rates, adjustments, and other terms and conditions of such redemption;

(e) The terms and amounts of any sinking fund provided for the purchase or redemption of the shares of such series;

(f) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(g) The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of the members of the Board of Directors or otherwise, including the right to elect a specified number or class of directors, the number or percentage of votes required for certain actions, and the extent to which a vote by class or series shall be required for certain actions;

(h) The restrictions, if any, on the issue or reissue of any Preferred Stock;

(i) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of the assets of, the Corporation; and

(l) The extent, if any, to which any committee of the Board of Directors may fix the designations and any of the preferences or rights of the shares of such series relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into or exchange of such shares for shares of any other class or classes of stock of the Corporation or any other series of the same or any other class or classes of stock of the Corporation, or fix the number of shares of any such series or authorize the increase or decrease in the shares of such series.

4.4 Issuance of Shares

The Corporation may from time to time issue and dispose of any of the Authorized Shares for such consideration as may be fixed from time to time by the Board of Directors, without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the Corporation in cash, property, services or such other consideration as is approved by the Board of Directors. Any and all Authorized Shares of the Corporation, the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

ARTICLE V. ACTION WITHOUT A MEETING

Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE VI. NO CUMULATIVE VOTING

The right to cumulate votes in the election of members of the Board of Directors shall not exist with respect to shares of stock of the Corporation.

ARTICLE VII. NO PREEMPTIVE RIGHTS

No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation.

ARTICLE VIII. INCORPORATOR

The name and mailing address of the incorporator is as follows:

Name	Mailing Address
Daniel Hunter	428 West 6th Avenue Vancouver, British Columbia Canada V5Y 1L2

ARTICLE IX. DIRECTORS

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors shall be specified in the Bylaws, except that the Corporation shall have three (3) initial directors, whose names and mailing addresses are as follows:

Name	Mailing Address
Daniel Hunter	428 West 6th Avenue Vancouver, British Columbia Canada V5Y 1L2
Donald James MacKenzie	428 West 6th Avenue Vancouver, British Columbia Canada V5Y 1L2
Brian Cobbe	428 West 6th Avenue Vancouver, British Columbia Canada V5Y 1L2

The initial directors shall serve until the first annual meeting of stockholders and until their successors are elected and qualified. The directors need not be elected by ballot unless required by the Bylaws of the Corporation.

ARTICLE X. BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

ARTICLE XI. PERPETUAL DURATION

The Corporation is to have perpetual existence.

ARTICLE XII. LIMITATION OF DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for